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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: February 27, 2002
                        (Date of earliest event reported)


                                  GAINSCO, INC.
             (Exact name of registrant as specified in its charter)


            TEXAS                      001-09828              75-1617013
 (State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)               File Number)        Identification No.)


                  500 COMMERCE STREET, FORT WORTH, TEXAS 76102
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (817) 336-2500

ITEM 5.  Other Events.

     GAINSCO, INC. (the "Registrant") entered into an amendment dated as of February 27, 2002 (the "Amendment") to its Revolving Credit Agreement dated as of November 13, 1998 with Bank One, NA (as since amended and supplemented, the "Credit Agreement") which cured Registrant's previously announced covenant breaches and provided for principal prepayments. Pursuant to the Amendment, the Registrant prepaid $6.1 million of the indebtedness outstanding under the Credit Agreement on March 4, 2002. Several covenants in the existing Credit Agreement were eliminated or modified by the Amendment and the interest rate was changed to a base rate (which approximates prime) plus 175 basis points. The remaining approximately $4.2 million principal balance under the Credit Agreement is payable in 2003.

     The Registrant has received a dividend from its subsidiary, General Agents Insurance Company of America, Inc., in the approximate amount of $7.2 million. In addition, the



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Registrant exercised its option under the Securities Purchase Agreement dated
February 26, 2001 between the Registrant and Goff Moore Strategic Partners, L.P. ("GMSP"), as amended, to require GMSP to purchase the Registrant's illiquid investments for a purchase price equal to $2,087,354.27 (the Registrant's carrying value for the illiquid investments) paid on March 1, 2002. The illiquid investments were speculative and consisted of (i) a 99% limited partner interest in GNA Investments I, L.P., a Texas limited partnership in which GMSP was the 1% general partner and which was formed to serve as a conduit for co-investing with GMSP in private transactions with early stage technology companies, and (ii) approximately $2.1 million principal amount of 8% secured notes of Hispanic Television Network, Inc. (NASDAQ N: HTVN) and warrants to purchase HTVN common stock. A portion of the proceeds from the dividend and the sale of the illiquid investments to GMSP was used to make the $6.1 million prepayment of the indebtedness outstanding under the Credit Agreement on March 4, 2002.

     The Registrant has received notice from the New York Stock Exchange that the Registrant is not in compliance with certain of the New York Stock Exchange's quantitative criteria for continued listing, as more particularly described in the press release filed as a part of this Report as Exhibit 99.28.

ITEM 7.   Financial Statements and Exhibits

     No financial statements or pro forma financial statements are required to be filed as a part of this Report. The following is a list of exhibits filed as part of this Current Report on Form 8-K:

EXHIBITS
EXHIBIT NO.

10.9     Amendment No. 4 to Revolving  Credit  Agreement dated as of
         February 27, 2002 among the Registrant, GAINSCO Service Corp. and Bank One, NA (with exhibits) and related Letter Agreement dated as of February 27, 2002 concerning termination of treasury management and other services. (1)

10.24 Letter agreement dated February 27, 2002 between the Registrant and GMSP pursuant to which the Registrant exercised its right to put certain illiquid investments to GMSP for $2,087,354.27 pursuant to
         Section 6.9 of the Securities Purchase Agreement dated February 26, 2001 between the Registrant and GMSP, as amended. (1)

99.27    Press Release by the Registrant dated February 27, 2002. (1)

99.28    Press Release by the Registrant dated March 5, 2002 (1)

         (1)  Filed herewith.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GAINSCO, INC.


                                  BY:  /s/ GLENN W. ANDERSON


                                  -------------------------------
                                  Glenn W. Anderson, President and
                                  Chief Executive Officer

DATED:  March 6, 2002



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                                  GAINSCO, INC.

                                  EXHIBIT INDEX

EXHIBIT                                                           SEQUENTIALLY
EXHIBIT NO.                                                       NUMBERED PAGE

10.9 Amendment No. 4 to Revolving Credit Agreement dated as of February 27, 2002 among the Registrant, GAINSCO Service Corp. and Bank One, NA (with exhibits) and related Letter Agreement dated as of February 27, 2002 concerning termination of treasury management and other services. (1)

10.24 Letter agreement dated February 27, 2002 between the Registrant and GMSP pursuant to which the Registrant exercised its right to put certain illiquid investments to GMSP for $2,087,354.27 pursuant to
         Section 6.9 of the Securities Purchase Agreement dated February 26, 2001 between the Registrant and GMSP, as amended. (1)

99.27    Press Release by the Registrant dated February 27, 2002. (1)

99.28    Press Release by the Registrant dated March 5, 2002. (1)

         (1)  Filed herewith.

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